Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43572) of Network Associates, Inc. of our report dated May 5, 2004 with respect to the financial statements and schedules of the Network Associates, Inc. Tax Deferred Savings Plan included in this Annual Report on Form 11-K.

By	/s/ Mohler, Nixon & Williams

MOHLER, NIXON & WILLIAMS
Accountancy Corporation

Campbell, California
June 25, 2004